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                                                                   Exhibit 4.1

  AMENDMENT TO NATIONAL DENTEX CORPORATION 1992 EMPLOYEE'S STOCK PURCHASE PLAN

The first sentence of Section 6 of the Plan has been amended (effective as of Shareholder approval of the Amendment on April 4, 2000) to read in its entirety as follows:

          "No more than an aggregate of 200,000 shares of Common Stock may be issued or delivered pursuant to the exercise of options under the Plan, subject to adjustments made in accordance with Section 9.8."*

*Balance of Plan incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1 filed on December 20, 1993.